As filed with the Securities and Exchange Commission on October 25, 2006
                                                   Registration No. -___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              IFSA STRONGMAN, INC.

             (Exact name of registrant as specified in its charter)

             Delaware                                      20-0929024
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                              28-32 Wellington Road
                         London, NW8 9SP, United Kingdom
               (Address of principal executive offices) (Zip Code)

                        2006 SECOND INCENTIVE STOCK PLAN
                              (Full title of Plan)

                     Jussi Laurimaa, Chief Executive Officer
                              28-32 Wellington Road
                         London, NW8 9SP, United Kingdom
                     (Name and address of agent for service)

                                +44 20 7060 4372
          (Telephone number, including area code, of agent for service)

                                 With a copy to:

                             Gregory Sichenzia, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                             1065 Avenue of Americas
                               New York, NY 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed       Proposed
    Title of                                         Maximum        Maximum
   Securities          Amount         Offering      Aggregate      Amount of
     to be             to be            Price       Offering     Registration
   Registered      Registered (1)   Per Share(2)     Price(2)         Fee
----------------   --------------   ------------   -----------   ------------
Common Stock,
  .001 par value        1,912,691       $0.10      $191,269.10      $20.47

(1)   Shares underlying the 2006 Second Incentive Stock Plan.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price on the OTC Bulletin Board on October 19, 2006, which was $0.10 per share.

                                EXPLANATORY NOTE

      This Registration Statement is being filed in accordance with the requirements of Form S-8 in order to register an aggregate of 1,912,691 shares of our common stock, par value $0.001 per share, issuable under the 2006 Second Incentive Stock Plan.

      In addition, the Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of up to an aggregate of 1,676,216 shares of our common stock, under our 2006 Second Incentive Stock Plan.

                                     PART I

Item 1. Plan Information.

      The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 2006 Second Incentive Stock Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

      Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                     Jussi Laurimaa, Chief Executive Officer
                              28-32 Wellington Road
                         London, NW8 9SP, United Kingdom
                                +44 20 7060 4372

                                   Prospectus

                              IFSA Strongman, Inc.

                        1,676,216 SHARES OF COMMON STOCK

      This prospectus relates to the sale of up to 1,676,216 shares of common stock of IFSA Strongman, Inc. offered by a certain holder of our securities, issuable under our 2006 Second Incentive Stock Plan. The shares may be offered by the selling stockholder from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

      Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol "ISMN.ob". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on October 19, 2006, was $0.10.

      The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page 8.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is October 25, 2006

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary                                                             6
Risk Factors                                                                   7
Forward-Looking Statements                                                    11
Selling Stockholders                                                          12
Plan of Distribution                                                          13
Legal Matters                                                                 14
Experts                                                                       14
Incorporation of Certain Documents by Reference                               14
Disclosure of Commission Position on Indemnification For Securities Act
  Liabilities                                                                 14
Additional Information Available to You                                       15

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               PROSPECTUS SUMMARY

Overview

      We are an integrated media, entertainment and athlete representation company, principally engaged in the development, production and marketing of television programs, live events and the licensing and sale of branded consumer products. The content of our entertainment and consumer products is centered on the various strongman competitions and events world-wide.

History

      We were formed in the state of Utah on March 2, 2001, and was subsequently reincorporated under the laws of the State of Delaware on March 30, 2004. On December 9, 2005, we entered into a Share Exchange Agreement with IFSA Strongman Ltd., a United Kingdom corporation and the shareholders of IFSA Strongman Ltd., which closed on December 29, 2005. Pursuant to the Agreement, we acquired all of the outstanding equity stock of IFSA Strongman Ltd. from the shareholders of IFSA Strongman Ltd. On December 28, 2005 we changed our name to IFSA Strongman, Inc.

      Subsequent to the acquisition of IFSA Strongman Ltd., we are an integrated media, entertainment and athlete representation company, principally engaged in the development, production and marketing of television programs, live events and the licensing and sale of branded consumer products. The content of IFSA's entertainment and consumer products is centered on the various strongman competitions and events world-wide.

      Our executive offices are located at 28-32 Wellington Road, London, United Kingdom NW8, and our telephone number is 44 20 7060 4372. We are a Delaware corporation.

This Offering

Shares of common stock
outstanding prior to this
offering                         29,279,742(1)

Shares of common stock
issuable upon exercise of
outstanding options which may
be offered pursuant to this
prospectus                       1,676,216

Use of proceeds                  We will not receive any proceeds from the sale
                                 of the shares of common stock offered in this prospectus. We will receive proceeds to the extent that currently outstanding options are exercised for cash. We will use the exercise proceeds, if any, for working capital and general corporate purposes.

Risk Factors                     The purchase of our common stock involves a
                                 high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 8.

OTCBB                            ISMN.ob

(1) As of October 19, 2006. Does not include shares of common stock issuable upon exercise of outstanding options or warrants.

                                  RISK FACTORS

      Investment in our common stock involves a high degree of risk. You should consider the following discussion of risks as well as other information in this prospectus. The risks and uncertainties described below are not the only ones. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline.

                          Risks Related To Our Business

Our failure to continue to develop creative and entertaining programs and events would likely lead to a decline in the popularity of our brand of entertainment.

      The creation, marketing and distribution of live and televised entertainment is at the core of our business and is critical to our ability to generate revenues across our media platforms and product outlets. Our failure to continue to create popular live events and televised programming would likely lead to a decline in our television ratings and attendance at our live events, which would likely adversely affect our operating results.

Our failure to retain or continue to recruit key athletes could lead to a decline in the appeal of the popularity of our brand of entertainment.

      Our success depends, in large part, upon our ability to recruit and retain athletes who have the physical presence to compete in our strongman competitions. We cannot be sure you that we will be able to continue to identify and retain these athletes in the future. Additionally, we cannot be sure that we will be able to retain our current athletes during the remaining terms of their contracts or renew their contracts when their contracts expire. Our failure to attract and retain key athletes, or a serious or untimely injury to, or the death of, or unexpected or premature loss or retirement for any reason of any of our key athletes, could lead to a decline in the appeal and the popularity of our brand of entertainment, which could adversely affect our operating results.

A decline in general economic conditions could adversely affect our business.

      Our operations are affected by general economic conditions, which generally may affect consumers' disposable income, the level of advertising spending and the size and number of retail outlets. The demand for entertainment and leisure activities tends to be highly sensitive to the level of consumers' disposable income. A decline in general economic condition could reduce the level of discretionary income that our fans and potential of our revenues. A decline in general economic conditions could also reduce levels of advertising spending, which could impair our ability to sell advertising for its various media platforms at acceptable rates or at all.

      Furthermore, a decline in the size or number of retail outlets for our branded merchandise and consolidation in the retail industry as a result of declining general economic conditions could harm our distribution and sales of merchandise. Any of the foregoing could adversely affect our operating results.

A decline in the popularity of our brand of sports entertainment, including as a result of changes in the social and political climate, could adversely affect our business.

      Our operations are affected by consumer tastes and entertainment trends, which are unpredictable and subject to change and may be affected by changes in the social and political climate. Our programming is created to evoke a response from our fans. A change in our fans' tastes or a material change in the perceptions of our business partners, including our sponsors, distributors and licensees, whether as a result of the social and political climate or otherwise, could adversely affect our operating results.

Changes in the regulatory atmosphere and related private-sector initiatives could adversely affect our business.

      While the production and distribution of television programming by independent producers is not directly regulated by the federal or state governments in the United States, the marketplace for television programming in the United States is affected significantly by government regulations applicable to, as well as social and political influences on, television stations, television networks and cable and satellite television systems and channels. A number of governmental and private-sector initiatives relating to the content of media programming have been announced in response to certain events unrelated to us. Changes in governmental policy and private-sector perceptions could further restrict program content and adversely affect our levels of viewership and operating results.

The markets in which we operate are highly competitive, rapidly changing and increasingly fragmented, and we may not be able to compete effectively, especially against competitors with greater financial resources or marketplace presence.

      We compete for advertising dollars with other media companies. We face competition from professional and college sports, as well as from other forms of live and televised entertainment and other leisure activities in a rapidly changing and increasingly fragmented marketplace. For the sale of branded merchandise, we compete with entertainment companies, professional and college sports leagues and other makers of branded apparel and merchandise. Many of the companies with whom we compete with have greater financial resources than us.

      Our failure to compete effectively could result in a significant loss of viewers, venues, distribution channels or athletes/other performers and fewer entertainment and advertising dollars spent on its form of sports entertainment, any of which could adversely affect our operating results.

We face uncertainties associated with international markets.

      Our production of live events overseas subjects us to the risks involved in foreign travel, local regulations, including regulations requiring us to obtain visas for our athletes, and political instability inherent in varying degrees in those markets. In addition, the distribution of our television, branded merchandise and licensed products in international markets exposes us to some degree of currency and piracy risk. These risks could adversely affect our operating results and impair our ability to pursue our business strategy as it relates to international markets.

We may be prohibited from promoting and conducting our live events if we do not comply with applicable regulations.

      In various states in the United States and some foreign jurisdictions, athletic commissions and other applicable regulatory agencies require us to obtain licenses for promoters, medical clearances and/or other permits or licenses for athletes and other performers and/or permits for events in order for us to promote and conduct our live events. In the event that we fail to comply with the regulations of a particular jurisdiction, we may be prohibited from promoting and conducting our live events in that jurisdiction. The inability to present our live events over an extended period of time or in a number of jurisdictions could lead to a decline in the various revenue streams generated from live events, which could adversely affect our operating results.

Our insurance may not be adequate to cover liabilities resulting from accidents or injuries that occur during our physically demanding events.

      The events we organize expose our athletes and our employees who are involved in the production of those events to the risk of travel and performance related accidents, the consequences of which may not be fully covered by insurance. The physical nature of our events expose our athletes to the risk of serious injury or death. Any liability to us resulting from any death or serious injury sustained by one of our athletes while performing, to the extent not covered by insurance and the various waivers our athletes sign, could adversely affect our operating results.

Because we depend on our senior management's experience and knowledge of the industry, we would be adversely affected if senior management left.

      We are dependent on the continued efforts of our senior management team. We do not currently have an employment contracts with some of our senior executives. If, for any reason, senior executives do not continue to be active in management, our business, financial condition or results of operations could be adversely affected. In addition, we do not maintain key personnel life insurance on our senior executives and other key employees.

We may need to raise capital to fund our operations, and our failure to obtain funding when needed may force us to delay, reduce or eliminate acquisitions and business development plans.

      If in the future, we are not capable of generating sufficient revenues from operations and our capital resources are insufficient to meet future requirements, we may have to raise funds to continue the development, commercialization and marketing of our business.

      We cannot be certain that funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital if required or on acceptable terms, we may have to significantly delay, scale back or discontinue our planned acquisitions or business development plans or obtain funds by entering into agreements on unattractive terms.

                         Risks Related To This Offering

      There Is No Assurance Of An Established Public Trading Market, Which Would Adversely Affect The Ability Of Investors In Our Company To Sell Their Securities In The Public Markets.

      Although our common stock trades on the Over-the-Counter Bulleting Board (the "OTCBB"), a regular trading market for the securities may not be sustained in the future. The NASD has enacted recent changes that limit quotations on the OTCBB to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTCBB of these rule changes and other proposed changes cannot be determined at this time. The OTCBB is an inter-dealer, Over-The-Counter market that provides significantly less liquidity than the NASD's automated quotation system (the "NASDAQ Stock Market"). Quotes for stocks included on the OTCBB are not listed in the financial sections of newspapers as are those for The NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTCBB may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock will be influenced by a number of factors, including:

      o     the issuance of new equity securities;

      o     changes in interest rates;

      o competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

      o     variations in quarterly operating results;

      o     change in financial estimates by securities analysts;

      o     the depth and liquidity of the market for our common stock;

      o investor perceptions of our company and the sports and entertainment industry generally; and

      o     general economic and other national/internaional conditions.

The Limited Prior Public Market And Trading Market May Cause Volatility In The Market Price Of Our Common Stock.

      Our common stock is currently traded on a limited basis on the OTCBB under the symbol "ISMN." The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to volatility. In the absence of an active trading market:

      o investors may have difficulty buying and selling or obtaining market quotations;

      o     market visibility for our common stock may be limited; and

      o a lack of visibility for our common stock may have a depressive effect on the market for our common stock.

Our Common Stock Could Be Considered To Be A "Penny Stock."

      Our common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under
Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a "recognized" national exchange;
(iii) it is NOT quoted on The NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

Broker-Dealer Requirements May Affect Trading And Liquidity.

      Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

      Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Shares Eligible For Future Sale May Adversely Affect The Market Price Of Our Common Stock, As The Future Sale Of A Substantial Amount Of Our Restricted Stock In The Public Marketplace Could Reduce The Price Of Our Common Stock.

      From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act ("Rule 144"), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of our company that has satisfied a two-year holding period. Any substantial sale of common stock pursuant to Rule 144 or pursuant to any resale prospectus may have an adverse effect on the market price of our securities.

                           FORWARD-LOOKING STATEMENTS

      The Private Securities Litigation Reform Act of 1995 (the "Act") provides a safe harbor for forward-looking statements made by us or on our behalf. We and our representatives may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                              SELLING STOCKHOLDERS

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the options.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered which they beneficially own as of the date hereof.


                    Shares Beneficially Owned                    Shares Beneficially Owned
                    Prior to the Offering (1)                      After the Offering (1)
                    -------------------------       Total        -------------------------
      Name            Number      Percent(2)    Shares Offered     Number      Percent(2)
-----------------   ---------   -------------   --------------   ---------   -------------
Christian Fennell   1,328,000        4.54%         838,108(3)      489,892        1.67%
Jussi Laurimaa      9,703,992       33.14%         838,108(4)    8,865,884       30.28%

* Less than one percent.

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.

(2) Based upon 29,279,742 shares of common stock issued and outstanding as of October 19, 2006.

(3) Includes shares of our common stock to be issued under our 2006 Second Incentive Stock Plan.

(4) Includes shares of our common stock to be issued under our 2006 Second Incentive Stock Plan and of the shares beneficially owned by Jussi Laurimaa, 8,023,297 shares are owned by InvestGroup Sports Management, a company controlled, but not owned, by Mr. Laurimaa.

                              PLAN OF DISTRIBUTION

      Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the American Stock Exchange, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

      The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

      We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

                                  LEGAL MATTERS

      The validity of the shares of common stock offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, NY 10018.

                                     EXPERTS

      Our financial statements as of December 31, 2005 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2005 and 2004, appearing in this prospectus and registration statement have been audited by Bouwhuis, Morrill & Company, LLC, independent registered public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                      INFORMATION INCORPORATED BY REFERENCE

      The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

      The following documents filed with the SEC are incorporated herein by reference:

      o Reference is made to the Registrant's annual report on Form 10-KSB for the year ended December 31, 2005, as filed with the SEC on April 17, 2006, which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended March 31, 2006, as filed with the SEC on May 15, 2006, which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended June 30, 2006, as filed with the SEC on August 14, 2006, which is hereby incorporated by reference.

      o Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on October 5, 2006, which is hereby incorporated by reference.

      We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Jussi Laurimaa.

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

      Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                     ADDITIONAL INFORMATION AVAILABLE TO YOU

      This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

                              IFSA STRONGMAN, INC.

                                   ----------

                        1,676,216 SHARES OF COMMON STOCK

                                   ----------

                                   PROSPECTUS

                                   ----------

                                October 25, 2006

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

      o Reference is made to the Registrant's annual report on Form 10-KSB for the year ended December 31, 2005, as filed with the SEC on April 17, 2006, which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended March 31, 2006, as filed with the SEC on May 15, 2006, which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended June 30, 2006, as filed with the SEC on August 14, 2006, which is hereby incorporated by reference.

      o Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on October 5, 2006, which is hereby incorporated by reference

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interests of Named Experts and Counsel.

      None

Item 6. Indemnification of Directors and Officers.

      Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

      Not Applicable.

Item 8. Exhibits.

Exhibit   Description
-------   ----------------------------------------------------------------------
4.1       2006 Second Incentive Stock Plan
5.1       Opinion of Sichenzia Ross Friedman Ference LLP
23.1      Consent of Sichenzia Ross Friedman Ference LLP is included in Exhibit
          5.1
23.2      Consent of Bouwhuis, Morrill & Company, LLC, Certified Public
          Accountants

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
      (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or
      (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

      (6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

            (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York on October 23, 2006.

                                     IFSA STRONGMAN, INC.


                                     By: /s/ Jussi Laurimaa
                                         ---------------------------------------
                                         Jussi Laurimaa, Chief Executive Officer
                                         (Principal Executive Officer)


                                     By: /s/ Jaime Alvarez
                                         ---------------------------------------
                                         Jaime Alvarez, Chief Financial Officer
                                         (Principal Financial and
                                         Accounting Officer)

      In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated.

        SIGNATURE                                           TITLE                            DATE
-------------------------------------   --------------------------------------------   ----------------


/s/ Stephen Townley
-------------------------------------
Stephen Townley                         Chairman of the Board                          October 24, 2006


/s/ Jussi Laurimaa                      Chief Executive Officer (Principal Executive   October 24, 2006
-------------------------------------
Jussi Laurimaa                          Officer) and Director


/s/ Christian Fennell                   Chief Operating Officer, President and         October 24, 2006
-------------------------------------
Christian Fennell                       Director


/s/ Jaime Alvarez                       Chief Financial Officer (Principal Financial   October 24, 2006
-------------------------------------
Jaime Alvarez                           and Accounting Officer) and Director